We Need Your Vote!

You really can make a difference!

Your vote is important!

We hope that we can count on your participation.

What you should do now.	Three easy ways to vote.

1 Read the enclosed Proxy Statement.	1 Call in to our toll-free number (found on your
Vote Card) from a Touch-Tone Telephone.

2 See your personalized voting instructions.	2 Log on to the Internet at www.proxyvote.com.

3 Vote.	3 By Mail.

Voting is available 24 hours a day, 7 days a week.

Note: Phone or Internet votes are less costly to process. Reminder mailings are expensive, so vote today!

An Electronic Solution for Reducing Paper Flow to your Home.

Enrollment is Fast and Simple.

Help the environment. Enroll today for future electronic delivery of shareholder materials.

We are pleased to offer our shareholders the convenience of viewing proxy statements, annual reports, semi-annual reports and prospectuses online. With your consent, we will stop sending paper copies of these documents until you notify us otherwise.

To enroll, follow these easy steps:

• Log onto the Internet at www.icsdelivery.com/prudential/funds

• Enter your Control Number found on the enclosed Vote Card

• Vote your shares

• Enter your e-mail address

• Enter a PIN (Personal Identification Number) of your choice

• You have now completed the enrollment process and may vote your shares following the instructions on the other side of this page.

www.icsdelivery.com/prudential/funds